Exhibit 99.1

Contact:	Mary A. Chaput

Executive Vice President and

Chief Financial Officer

(615) 665-1122

HEALTHWAYS REPORTS EXPECTED FOURTH-QUARTER

AND FISCAL 2006 FINANCIAL RESULTS

Will Host Conference Call to Discuss Expected Results Today at 5:00 P.M. Eastern;

Live Internet Broadcast, Replay of Call Available on Company’s Website

NASHVILLE, Tenn. (October 3, 2006) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced expected financial results for the fourth quarter and fiscal year ended August 31, 2006. While complete results are expected be announced on October 17, 2006, the Company expects to report revenues of approximately $113 million to $115 million and $410 million to $412 million for the fourth quarter and full-year fiscal 2006, respectively, both in a range of 29% to 32% over comparable periods for fiscal 2005. Revenues from the Medicare Health Support (“MHS”) pilots are expected to approximate $4 million for the fourth fiscal quarter and $11 million for the fiscal year, compared with full-year MHS guidance of $25 million to $28 million. Revenues for the core commercial line of business are expected to approximate $109 million to $111 million for the fourth fiscal quarter and approximately $399 million to $401 million for the fiscal year, compared with full-year core commercial guidance of $390 million to $407 million.

The Company expects to report total earnings per diluted share in a range of $0.36 to $0.38 and $1.00 to $1.02, for the fourth quarter and full-year fiscal 2006, respectively, which include core commercial EPS contribution of $0.50 to $0.52 and $1.51 to $1.53, respectively, $0.09 to $0.11 higher than fourth quarter and full year guidance. Due to the lower than expected MHS revenues, the charge to earnings from the MHS pilots is expected to be $0.05 to $0.06 per diluted share for the fourth quarter and $0.20 to $0.21 per diluted share for the full fiscal year, respectively.

MHS Revenues Below Expectations for the Period - Leedle said, “We experienced significantly stronger growth and operating leverage in our core commercial business, which helped to partially offset lower than expected earnings from our participation in two MHS pilots. While savings are being generated in both pilots, they were not at the combined level anticipated for the quarter; however, our positive operating metrics for the pilots give us confidence that this is a timing issue and that we will achieve both CMS’s and our objectives by the end of the pilots. Consistent with our long-term commitment to discuss our business in as transparent a fashion as possible, we are presenting below the components of expected earnings per share for the fourth quarter and full-year fiscal 2006.” See pages 6-8 for a reconciliation of GAAP and non-GAAP expected results.

HWAY Announces Expected Results

October 3, 2006

Comparison of Components of Expected Fourth-Quarter Fiscal 2006 and Fiscal 2005 EPS and Components of Fourth-Quarter Fiscal 2006 Guidance

	Three Months					Three Months
	Ended					Ended
	Aug. 31, 2006		Ended		%	Aug. 31, 2006
	(Expected)		Aug. 31, 2005		Change	(Guidance)
Core commercial	$0.50 - 0.52		$0.31		61 - 68%	$0.39 - 0.41
MHS	(0.05) - (0.06)		(0.08)			0.23 - 0.24
International	(0.01)		—			(0.02)
Total before long-term incentive compensation ("LTI")	0.43 - 0.45		0.23	(1)	87 - 96%	0.60 - 0.63
LTI	(0.07)	(2)	(0.05)	(3)		(0.07)	(2)
Total after LTI	$0.36 - 0.38	(1)	$0.18		100 - 111%	$0.53 - 0.56	(1)

(1) EPS, GAAP basis.
(2) Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(3) Represents the net pro forma impact of equity-based compensation for fourth quarter fiscal 2005.

Comparison of Components of Expected Fiscal 2006 and Fiscal 2005 EPS

and Components of Fiscal 2006 Guidance

	Twelve Months					Twelve Months
	Ended					Ended
	Aug. 31, 2006		Ended		%	Aug. 31, 2006
	(Expected)		Aug. 31, 2005		Change	(Guidance)
Core commercial	$1.51 - 1.53		$1.03		47 - 49%	$1.40 - 1.42
MHS	(0.20) - (0.21)		(0.10)			0.08 - 0.09
International	(0.05)		—			(0.06)
Total before LTI	1.26 - 1.28		0.93	(1)	35 - 38%	1.42 - 1.45
LTI	(0.26)	(2)	(0.18)	(3)		(0.25)	(2)
Total after LTI	$1.00 - 1.02	(1)	$0.75		33 - 36%	$1.17 - 1.20	(1)

(1) EPS, GAAP basis.
(2) Represents LTI costs, including equity-based compensation costs under FAS 123(R) and cash performance awards.
(3) Represents the net pro forma impact of equity-based compensation for fiscal 2005.

Core Commercial Business Exceeds 2006 Guidance - Leedle continued, “We are very pleased with the expected performance and momentum of our core commercial business, which exceeded our expectations throughout the fiscal year. Our expected fourth-quarter results were driven by substantial growth in actual lives under management that we engaged through expanded business with our existing health plan customers and the beginning of relationships with new health plan customers. We expect actual lives under management to increase approximately 29% to 2,426,000 at the end of fiscal 2006 from the end of fiscal 2005 and approximately 10% from the end of the third quarter of fiscal 2006. Growth in lives under management also reflected our ongoing penetration of the self-insured employer market on behalf of our health plan customers. We expect the number of employer contracts will approximate 523 as compared to 372 at the end of fiscal 2005, a 41% increase over a year ago. We expect self-insured lives under management will increase approximately 49% at the end of the fiscal year from the end of fiscal 2005 and approximately 14% on a sequential-quarter basis.

HWAY Announces Expected Results

October 3, 2006

Fiscal 2007 Guidance To Be Addressed in October 17, 2006, Earnings Release - Leedle concluded, “We will be providing fiscal 2007 guidance, in addition to complete 2006 financial results, in our earnings release scheduled for October 17, 2006. We remain confident in the quality and efficacy of our programs, in the growing demand for these programs and in the long-term prospects our capabilities present for growth in earnings and stockholder value. In achieving another year of substantial profitable growth, we also strengthened our position of industry leadership and significantly expanded our potential market through fully integrated health and care support solutions.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 3945319, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.healthways.com.

HWAY Announces Expected Results

October 3, 2006

Safe Harbor Provisions

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future operating performance and results of operations and the Company’s estimated results of operations for the quarter and fiscal year ended August 31, 2006, which are subject to finalization and contingencies associated with our year-end audit. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that the following important factors, among others, may affect these forward-looking statements. Consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include but are not limited to: the timing and costs of implementation, and the effect, of regulations and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its health plan contracts and/or its cooperative agreement with CMS ahead of data collection and reconciliation in order to provide forward-looking guidance; the Company’s ability to anticipate the rate of market acceptance of Health and Care Support solutions and the individual market dynamics in potential international markets and the ability of the Company to accurately forecast the costs necessary to implement the Company’s strategy of establishing a presence in these markets; the Company’s ability to effectively manage any growth that it might experience; the Company’s ability to retain existing customers if they are acquired by other health plans which already have or are not interested in Health and Care Support programs; the Company’s ability to sign and implement new contracts for Health and Care Support services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under Health and Care Support contracts and reach mutual agreement with customers and/or CMS with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers and/or CMS to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to favorably resolve contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of acquired businesses or technologies into the Company’s business; uncertainties with respect to the integration and management of the Medco Alliance; the market acceptance of the integrated health management services offered through the Medco Alliance; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its Health and Care Support initiatives or otherwise licensed or acquired by the Company, into the Company’s Health and Care Support platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the

HWAY Announces Expected Results

October 3, 2006

Company to implement its Health and Care Support strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be necessary to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of healthcare utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a Health and Care Support contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company and/or its subsidiaries; the impact of future state and federal healthcare and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and ExchangeCommission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management, care enhancement services and Outcomes Driven WellnessSM programs to health plans, hospitals, governments and employers in all 50 states, the District of Columbia, Puerto Rico and Guam. As of August 31, 2006, the Company provided Health and Care Support services for more than 2.4 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and live healthier lives. For more information, visit www.healthways.com.

HWAY Announces Expected Results

October 3, 2006

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Expected Core Commercial Diluted Earnings Per Share Excluding Long-

Term Incentive Program Costs to Expected Diluted Earnings Per Share (EPS), GAAP Basis (1)

	Three Months Ended	Twelve Months Ended
	August 31, 2006	August 31, 2006
Core commercial EPS excluding long-term incentive compensation program costs (2)	$0.50 - 0.52	$1.51 - 1.53
Less: EPS attributable to MHS pilots (3)	(0.05) - (0.06)	(0.20) - (0.21)
Less: EPS attributable to international initiatives (4)	(0.01)	(0.05)
EPS excluding long-term incentive compensation program costs (5)	0.43 - 0.45	1.26 - 1.28
Less: EPS attributable to long-term incentive compensation program costs (6)	(0.07)	(0.26)
EPS, GAAP basis	$0.36 - 0.38	$1.00 - 1.02

(1) All amounts reflect expected results.

(2) Core commercial EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS excluding long-term incentive compensation program costs because of its comparability to the Company's historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider core commercial EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(3) EPS attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(4) EPS attributable to international initiatives includes costs to implement the Company's strategy of establishing a presence in international markets.

(5) EPS excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to long-term incentive compensation program costs from this measure and relies on EPS excluding long-term incentive compensation program costs because of its comparability to the Company's historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its operations on the same basis as that used by management. You should not consider EPS excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(6) EPS attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under Statement of Financial Accounting Standards ("SFAS") No. 123(R) for the fourth quarter and fiscal year 2006 and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company's long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.

HWAY Announces Expected Results

October 3, 2006

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Pro Forma Diluted Earnings Per Share to

Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended	Twelve Months Ended
	August 31, 2005	August 31, 2005
Pro forma EPS (7)	$0.18	$0.75
EPS attributable to net pro forma effect of equity-based compensation (8)	0.05	0.18
EPS, GAAP basis	$0.23	$0.93

(7) Pro forma EPS is a non-GAAP financial measure. The Company includes the net pro forma effect of equity-based compensation in this measure and provides pro forma EPS because of its comparability to the Company's fiscal 2006 operating results and EPS guidance. The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management. You should not consider pro forma EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(8) EPS attributable to net pro forma impact of equity-based compensation includes the net effect on earnings per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to equity-based employee compensation during fiscal 2005.

Reconciliation of Core Commercial Diluted Earnings Per Share to

Diluted Earnings Per Share (EPS), GAAP Basis

	Three Months Ended	Twelve Months Ended
	August 31, 2005	August 31, 2005
Core commercial EPS (9)	$0.31	$1.03
Less: EPS attributable to MHS pilots (10)	(0.08)	(0.10)
EPS, GAAP basis	$0.23	$0.93

(9) Core commercial EPS is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots from this measure and relies on core commercial EPS because of its comparability to the Company's historical operations. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider core commercial EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(10) EPS attributable to MHS pilots includes costs associated with the preparation and initial operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

HWAY Announces Expected Results

October 3, 2006

Healthways, Inc.

Reconciliations of Non-GAAP Measures to GAAP Measures

(Unaudited)

Reconciliation of Core Commercial Diluted Earnings Per Share Guidance Excluding Long-Term Incentive Program Costs to Diluted Earnings Per Share (EPS) Guidance, GAAP Basis

	Three Months Ending	Twelve Months Ending
	August 31, 2006	August 31, 2006
Core commercial EPS guidance excluding long-term incentive compensation program costs (11)	$0.39 - 0.41	$1.40 - 1.42
EPS guidance attributable to MHS pilots (12)	0.23 – 0.24	0.08 – 0.09
Less: EPS guidance attributable to international initiatives (13)	(0.02)	(0.06)
EPS guidance excluding long-term incentive compensation program costs (14)	$0.60 - 0.63	$1.42 - 1.45
Less: EPS guidance attributable to long-term incentive compensation program costs (15)	(0.07)	(0.25)
EPS guidance, GAAP basis	$0.53 - 0.56	$1.17 - 1.20

(11) Core commercial EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to MHS pilots, international initiatives, and long-term incentive compensation program costs from this measure and relies on core commercial EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company's historical operations and financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider core commercial EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(12) EPS guidance attributable to MHS pilots includes revenues and costs associated with the operation of the MHS pilots in Maryland and the District of Columbia and in Georgia.

(13) EPS guidance attributable to international initiatives includes anticipated costs to implement the Company's strategy of establishing a presence in international markets.

(14) EPS guidance excluding long-term incentive compensation program costs is a non-GAAP financial measure. The Company excludes EPS attributable to the costs of its long-term incentive compensation program from this measure and provides EPS guidance excluding long-term incentive compensation program costs because of its comparability to the Company's historical financial statements. The Company believes it is useful to investors to provide disclosures of its guidance on the same basis as that used by management. You should not consider EPS guidance excluding long-term incentive compensation program costs in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(15) EPS guidance attributable to long-term incentive compensation program costs includes costs of equity-based awards expensed under SFAS No. 123(R) and cash-based awards issued in lieu of equity-based awards that were historically granted to certain levels of management. These cash-based awards are a result of changes in the design of the Company's long-term incentive compensation program in preparation for adopting SFAS No. 123(R) on September 1, 2005.